POWER OF ATTORNEY



	KNOW ALL BY THESE PRESENT, that the undersigned,
William Salek, hereby constitutes and appoints Colonial Commercial Corp.as their true and lawful attorney-in-fact and agent, with full power and authority to act as such, with full power of substitution and resubstitution, for the undersigned and in the undersigned's name, place and stead, in any and all capacities, to do any and all acts and things and to execute any and all instruments that either of said attorneys and agents may deem necessary or advisable in connection with the Securities and Exchange Commission Form 3, Form 4 and Form 5 to enable me to comply with the applicable provisions of the Securities Act of 1933 as amended, with any regulations, rules or requirements of the Securities and Exchange Commission thereunder and the undersigned hereby ratifies and confirms all said attorney and agent,or their substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.

	IN WITNESS WHEREOF, the undersigned has subscribed these presents effective as of the 1st day of October 2004 to expire the 30th day of October, 2009, unless revoked earlier by written direction.

			_________________
			William Salek